Exhibit 5.1

February 9, 2016

Annaly Capital Management, Inc.
1211 Avenue of the Americas
New York, New York 10036

Re: Universal Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Annaly Capital Management, Inc., a Maryland corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to possible offerings from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company:

(i)	shares of common stock, $0.01 par value per share (“Common Stock”);

(ii)	shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), in one or more series;

(iii)	debt securities (the “Debt Securities”) in one or more series;

(iv)	warrants (the “Warrants”) entitling the holders to purchase shares of Common Stock or shares of Preferred Stock pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (a “Warrant Agent” or “Warrant Agents”);

(v)	rights (the “Rights”) entitling the holders to purchase shares of Common Stock, shares of Preferred Stock, Warrants, or Units (as defined below) pursuant to one or more rights agreements (each, a “Rights Agreement”) proposed to be entered into between the Company and rights agents to be named therein (a “Rights Agent” or “Rights Agents”);

(vi)	purchase contracts (the “Purchase Contracts”) representing contractual obligations to purchase or sell at a future date shares of Common Stock; shares of Preferred Stock; Debt Securities; securities of an entity not affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above; currencies; commodities; or other property pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into between the Company and the purchase contract agent party thereto (a “Purchase Contract Agent” or “Purchase Contract Agents”);

Annaly Capital Management, Inc.
February 9, 2016

(vii)	units comprised of two or more of shares of Common Stock, shares of Preferred Stock, Warrants, Rights, Debt Securities and/or Purchase Contracts (the “Units”); and

(viii)	such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Rights, Purchase Contracts or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”).

Any Debt Securities are to be issued pursuant to the Indenture proposed to be entered into between the Company and the Trustee, a form of which is filed as an exhibit to the Registration Statement, or one or more other Indentures to which the Company is a party (together with any related supplement thereto, the “Indenture”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Purchase Contracts, the Units and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement relating to the Offered Securities;

(ii) the Articles of Incorporation of the Company, as amended and supplemented, as certified by the Secretary of the Company to be currently in effect (the “Charter”);

(iii) the Bylaws of the Company, as amended, as certified by the Secretary of the Company to be currently in effect (the “Bylaws”);

(iv) the Indenture and the form of note included therein;

(v) the Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on February 2, 2016 that provide for the adoption and subsequent amendment of the Registration Statement;

(vii) a specimen certificate representing the Common Stock; and

(viii) the certificate of the Secretary of State of the State of Maryland as to the existence and good standing of the Company, dated February 2, 2016.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, and certificates of public officials and of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Annaly Capital Management, Inc.
February 9, 2016

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or at all relevant times will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Indenture and any supplemental indenture, officers’ certificates or board resolutions pursuant to the Indenture establishing the terms of any Debt Securities, will be duly authorized, executed and delivered by the Company and that any Debt Securities that may be issued pursuant to the Indenture will be authenticated by the Trustee. In addition, we have assumed that the terms of the Offered Securities, and the execution and delivery by the Company of, and the performance of its obligations under, (a) the Indenture and any supplemental indenture to be entered into in connection with the issuance of Debt Securities, (b) any Warrant Agreement to be entered into in connection with the issuance of Warrants, (c) any Rights Agreement to be entered into in connection with the issuance of Rights, (d) any Purchase Contract Agreement to be entered into in connection with the issuance of Purchase Contracts, and (e) the Offered Securities, will not in either case, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties are subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the Maryland General Corporation Law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Annaly Capital Management, Inc.
February 9, 2016

Based on the foregoing, and such other examinations of law and fact as we have deemed necessary, we are of the opinion that:

1. With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; and (v) certificates in the form required under the Maryland General Corporation Law representing the shares of Offered Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Rights, or Units, or purchased pursuant to Purchase Contracts), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Offered Common Stock.

2. With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of Articles Supplementary for the Offered Preferred Stock in accordance with the applicable provisions of the Maryland General Corporation Law (the “Articles Supplementary”); (v) the filing of the Articles Supplementary with the Maryland State Department of Assessments and Taxation has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Charter, including the Articles Supplementary relating to the Offered Preferred Stock, and the Bylaws of the Company so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the Maryland General Corporation Law representing the shares of Offered Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Rights or Units, or purchased pursuant to Purchase Contracts), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable provided that the consideration therefor is not less than $0.01 per share of Offered Preferred Stock.

Annaly Capital Management, Inc.
February 9, 2016

3. With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities, (the “Offered Debt Securities”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the Indenture and any supplemental indenture, officers’ certificate or board resolution in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Company’s Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, Rights or Units, or purchased pursuant to Purchase Contracts), when issued and sold in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Annaly Capital Management, Inc.
February 9, 2016

5. With respect to any Rights offered by the Company (the “Offered Rights”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Rights are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Rights and the Offered Securities of the Company into which the Offered Rights are exercisable, the consideration to be received therefor and related matters; (v) a Rights Agreement relating to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Rights Agent (if any); and (vii) the Offered Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Rights Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Rights, when issued and sold in accordance with the applicable Rights Agreement and in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Purchase Contracts and the Offered Securities of the Company to be purchased pursuant to the Offered Purchase Contracts, the consideration to be received therefor and related matters; (v) a Purchase Contract Agreement relating to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent (if any); and (vii) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Purchase Contracts, when issued and sold in accordance with the applicable Purchase Contract Agreement and in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Annaly Capital Management, Inc.
February 9, 2016

7. With respect to any Units comprised of two or more of shares of Common Stock, shares of Preferred Stock, Warrants, Rights, Debt Securities, and/or Purchase Contracts (the “Offered Units”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and the related shares of Common Stock, shares of Preferred Stock, Warrants, Rights and Purchase Contracts, including the adoption of Articles Supplementary for any such related shares of Preferred Stock in the form required by the Maryland General Corporation Law or other applicable law, the consideration to be received therefor and related matters; (v) such Articles Supplementary have been duly filed with the Maryland Department of Assessments and Taxation, if applicable; (vi) the applicable Rights Agreement, Warrant Agreement or Purchase Contract Agreement has been duly executed and delivered; (vii) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Charter and the Bylaws of the Company so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) when issued and sold in accordance with the applicable underwriting agreement, if any, or in accordance with any other duly authorized, executed and delivered valid and binding purchase or agency agreement and delivered upon payment of the agreed-upon consideration therefor, will be duly authorized and validly issued, will constitute binding obligations of the Company and, with respect to Offered Units comprised solely of Common Stock and Preferred Stock, will be fully paid and nonassessable, provided that the per Unit consideration therefor is not less than the aggregate par value of the Common Stock and Preferred Stock that form a part of such Offered Unit, if any.

Annaly Capital Management, Inc.
February 9, 2016

Our opinions set forth above as to the binding obligations of the Company are subject to the following:

(a)	the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally;

(b)	general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity;

(c)	public policy consideration which may limit the rights of parties to obtain remedies; and

(d)	with respect to the Offered Debt Securities, governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

In expressing the opinions stated above, we have assumed that (i) upon issuance of the Offered Securities, the total number of shares of Common Stock and Preferred Stock (including with respect to shares of Preferred Stock, the applicable maximum amount of any designated series) issued and outstanding will not exceed the total number of shares of Common Stock and Preferred Stock that the Company has authority to issue under the Charter and (ii) each of the applicable Warrants, Debt Securities, Rights, Purchase Contracts, the Indenture, any Warrant Agreement, Rights Agreement, Purchase Contract Agreement and any underwriting agreements or purchase or agency agreements will be governed by and construed in accordance with the laws of the State of New York.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or such prospectus within the meaning of the term “expert” as used in Section 11 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Annaly Capital Management, Inc.
February 9, 2016

This opinion letter is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/ K&L Gates LLP